EXHIBIT 99.1

Olympic Steel Reports 2012 Second Quarter Financial Results

CLEVELAND, Aug. 9, 2012 (GLOBE NEWSWIRE) -- Olympic Steel, Inc. (Nasdaq:ZEUS), a national metals service center, today announced its financial results for the second quarter and six months ended June 30, 2012.

Net sales for the second quarter of 2012 totaled $367.4 million, a 22.9% increase from the $299.0 million for the second quarter of 2011. Net sales for the first half of 2012 totaled $749.4 million, a 26.3% increase from the $593.4 million for the first six months of 2011. Second quarter 2012 net income totaled $4.5 million, or $0.41 per diluted share, compared to $7.9 million, or $0.73 per diluted share, in last year's second quarter. First half 2012 net income totaled $10.8 million, or $0.98 per diluted share, compared to net income of $18.3 million, or $1.67 per diluted share, for last year's first half. The 2012 financial results include the results of Chicago Tube and Iron (CTI), which was acquired by the Company on July 1, 2011.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal stated, "We are pleased with our sales and market share growth in the second quarter. Earnings were impacted by degradation of pricing in both carbon and nickel products, and costs associated with startups not yet fully operational. We are focused on increasing cash flows and reducing debt, and look to the future contributions of our 2012 startup locations in Gary, Indiana; Mount Sterling, Kentucky; Monterrey, Mexico; Kansas City, Missouri; and Streetsboro, Ohio. Our capital spending on these projects concludes in 2012, and we then expect future annual capital spending levels to be below depreciation levels. We are also pleased with CTI and its continued accretion to earnings and the product diversity that the pipe and tube business provides. To date, we have been expanding our investments in CTI's facilities and equipment. The remaining four years on our credit facility provides us with strong future liquidity."

Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $0.02 per share, which is payable on September 18, 2012 to shareholders of record on September 4, 2012.

A simulcast of Olympic Steel's 2012 second quarter and first half earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company's CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel currently operates from 33 facilities in North America. For further information, visit the Company's web site at http://www.olysteel.com.

The Olympic Steel, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3582

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; access to capital and global credit markets; competitive factors such as the availability and pricing of metal, industry shipping and inventory levels, and rapid fluctuations in customer demand and metal pricing; the cyclicality and volatility within the metals industry; the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the success of our new startups in Gary, Indiana; Mount Sterling, Kentucky; Monterrey, Mexico; Roseville, Minnesota; Kansas City, Missouri; and Streetsboro, Ohio; the ability to successfully integrate the newly leased locations or newly acquired businesses into our operations and achieve expected results; equipment installation delays or malfunctions, including the new Streetsboro, Ohio facility; the ability to comply with the terms of our asset-based credit facility and to make the required term-loan payments; the ability of our customers to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the availability and costs of transportation and logistical services; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives and our business information system implementations; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, improve inventory turnover and improve our customer service; the timing and outcome of inventory lower of cost or market adjustments; the adequacy of our existing information technology and business system software; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes; the recently enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs; and unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require an increase in our costs for such contingencies. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION
(in thousands, except per share data and ratios)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
SUMMARY RESULTS OF OPERATIONS:	(unaudited)		(unaudited)
Net sales	$ 367,365	$ 299,000	$ 749,417	$ 593,381
Operating income	9,744	13,899	22,007	31,212
Income before income taxes	7,566	13,073	17,755	29,581
Net income	$ 4,526	$ 7,946	$ 10,756	$ 18,269
Earnings per share:
Net income per share - basic	$ 0.41	$ 0.73	$ 0.98	$ 1.67
Net income per share - diluted	$ 0.41	$ 0.73	$ 0.98	$ 1.67

	June 30,		December 31,
	2012	2011	2011
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)
Accounts receivable, net	$ 158,853	$ 140,488	$ 122,579
Inventories, net	312,275	207,578	277,765
Net property and equipment	199,117	127,500	193,413
Goodwill	47,370	7,083	47,254
Total assets	778,807	502,072	707,499
Current liabilities	151,800	117,535	139,575
Total debt	288,506	91,190	244,216
Shareholders' equity	298,172	279,895	286,576
Shareholders' equity per share	27.31	25.68	26.28
Debt-to-equity ratio	.97 to 1	.33 to 1	.85 to 1

	Six Months Ended
	June 30,
	2012	2011
OTHER DATA:	(unaudited)
Capital expenditures	15,683	16,416
Cash dividends per share	$ 0.04	$ 0.04

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS
(in thousands, except per share and tonnage data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	(unaudited)				(unaudited)

Net sales	$ 367,365		$ 299,000		$ 749,417		$ 593,381
% change	22.9%		40.5%		26.3%		55.9%

Costs and expenses
Cost of materials sold (exclusive of items shown below)	295,878	80.5%	238,618	79.8%	602,556	80.4%	469,580	79.1%
Warehouse and processing	21,003	5.7%	16,371	5.5%	42,225	5.6%	31,961	5.4%
Administrative and general	17,508	4.8%	13,667	4.6%	35,882	4.8%	26,878	4.5%
Distribution	9,219	2.5%	6,139	2.1%	18,278	2.4%	12,347	2.1%
Selling	6,763	1.8%	5,127	1.7%	13,904	1.9%	10,931	1.8%
Occupancy	2,115	0.6%	1,667	0.6%	4,438	0.6%	3,493	0.6%
Depreciation	4,913	1.3%	3,512	1.2%	9,683	1.3%	6,979	1.2%
Amortization	222	0.1%	--	0.0%	444	0.1%	--	0.0%
Total costs and expenses	357,621	97.3%	285,101	95.4%	727,410	97.1%	562,169	94.7%
Operating income	9,744	2.7%	13,899	4.6%	22,007	2.9%	31,212	5.3%
Other income, net	(5)	(0.0%)	--	0.0%	(39)	(0.0%)	--	0.0%
Income before financing cost and income taxes	9,749	2.7%	13,899	4.6%	22,046	2.9%	31,212	5.3%
Interest and other expense on debt	2,183	0.6%	826	0.3%	4,291	0.6%	1,631	0.3%
Income before income taxes	7,566	2.1%	13,073	4.4%	17,755	2.4%	29,581	5.0%
Income tax provision	3,040	40.2%	5,127	39.2%	6,999	39.4%	11,312	38.2%
Net income	$ 4,526		$ 7,946		$ 10,756		$ 18,269

Earnings per share:
Net income per share - basic	$ 0.41		$ 0.73		$ 0.98		$ 1.67
Weighted average shares outstanding - basic	10,960		10,935		10,956		10,935
Net income per share - diluted	$ 0.41		$ 0.73		$ 0.98		$ 1.67
Weighted average shares outstanding - diluted	10,989		10,947		10,987		10,947

OLYMPIC STEEL
SEGMENT FINANCIAL INFORMATION
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SEGMENT INFORMATION:	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net sales
Flat products	$ 307,887	$ 299,000	$ 624,516	$ 593,381
Tubular and pipe products	59,478	--	124,901	--
Total net sales	$ 367,365	$ 299,000	$ 749,417	$ 593,381

Operating income
Flat products	$ 5,299	$ 13,899	$ 11,118	$ 31,212
Tubular and pipe products	4,445	--	10,889	--
Total operating income	$ 9,744	$ 13,899	$ 22,007	$ 31,212

Depreciation and amortization
Flat products	$ 3,952	$ 3,512	$ 7,822	$ 6,979
Tubular and pipe products	1,183	--	2,305	--
Total depreciation and amortization	$ 5,135	$ 3,512	$ 10,127	$ 6,979

Capital expenditures
Flat products	$ 5,286	$ 8,513	$ 10,732	$ 16,416
Tubular and pipe products	2,428	--	4,951	--
Total capital expenditures	$ 7,714	$ 8,513	$ 15,683	$ 16,416

	June 30,	December 31,
	2012	2011
Total assets
Flat products	$ 556,182	$ 494,179
Tubular and pipe products	222,625	213,320
Total assets	$ 778,807	$ 707,499

The tubular and pipe products segment is a result of the July 1, 2011 acquisition of Chicago Tube and Iron.
As a result, there is no segment data for the tubular and pipe products segment for the three and six months ended June 30, 2011.
CONTACT: Richard T. Marabito
         Chief Financial Officer
         Telephone:  (216) 292-3800
         Fax:  (216) 292-3974